UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2009

SONIC SOLUTIONS
(Exact name of registrant as specified in its charter)

California	23190	93-0925818
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7250 Redwood Blvd., Suite 300, Novato, CA	94945
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(415) 893-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On September 28, 2009, Sonic Solutions (the “Company”), upon the recommendation and approval of its audit committee, formally dismissed BDO Seidman, LLP (“BDO Seidman”), as the Company’s independent registered public accounting firm.  In connection therewith, the Company engaged Armanino McKenna LLP (“Armanino McKenna”) to be its new independent registered public accounting firm, effective immediately, subject to Armanino McKenna’s normal client acceptance processes.

In connection with the audits of the Company’s financial statements for its last fiscal years ended March 31, 2009 and March 31, 2008 and in the subsequent interim period through June 30, 2009 (the “Relevant Period”), there were no disagreements with BDO Seidman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of BDO Seidman would have caused it to make reference to the matter of the disagreement in connection with its report.  The reports on the financial statements prepared by BDO Seidman for the Relevant Period did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Relevant Period, Armanino McKenna was not consulted on any matter relating to either (a) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (b) any disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to such Item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided BDO Seidman with a copy of this Form 8-K prior to its filing with the SEC, and requested that it furnish the Company with a letter addressed to the SEC stating whether it agreed with the statements made in this Form 8-K, and if not, stating the aspects with which it did not agree. A copy of the letter provided by BDO Seidman is filed as Exhibit 16.1 to this Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit	Description

16.1	Letter from BDO Seidman, LLP, dated September 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC SOLUTIONS

By:	/s/ David C. Habiger
Name: David C. Habiger
Title: President and Chief Executive Officer (Principal Executive Officer)

Date:  September 30, 2009